Netcapital *Inc.*

FACT SHEET
FALL 2022
Nasdaq: NCPL
netcapitalinc.com

A Digital Private Capital Markets Ecosystem

Fintech company **Netcapital Inc. (Nasdaq: NCPL)** is a digital private capital markets ecosystem dedicated to empowering entrepreneurs to succeed. The company hosts an SEC-registered funding portal that enables private companies to raise capital online, while investors are able to invest from almost anywhere in the world, at any time, with just a few clicks. Companies can accept investment from virtually anyone, including friends, family, customers, and employees.

Netcapital's management consulting group, Netcapital Advisors, helps companies at all stages to raise capital. Netcapital Advisors provides strategic advice, technology consulting and online marketing services to assist with fundraising campaigns on the Netcapital platform. It also acts as an incubator and accelerator, taking equity stakes in select disruptive start-ups.

Netcapital

1) Empowers private companies to raise capital online

2) Provides both accredited and non-accredited investors with access to new investment opportunities in private companies

3) Markets private capital raises

4) Incubates and takes equity positions in select, early-stage companies with disruptive technologies

Key Metrics

Users......................................>100K

Deals funded...............................190

$ raised through platform................................>$50M

Netcapital *Inc.*

Recent Highlights

- *9/12 - Announced revenue growth of 114% for first quarter of fiscal 2023*
- *8/30 - Netcapital Funding Portal users raise $1.07 million for KMX Technologies*
- *8/25 - Netcapital Funding Portal powers $1.4 million capital raise by Avadain*
- *8/8 - Announced fiscal year 2022 revenue growth of 16% and EPS growth of 43%*
- *7/15 - Closed a $5M public offering*
- *7/13 – Shares and warrants begin trading on The Nasdaq Capital Market*
- *3/22 - Named "Best Crowdfunding Platform" at 6th annual FinTech Breakthrough Awards*

Investment Highlights

Significant opportunity to disrupt private capital markets

- Private capital markets reached $7.4 trillion at year-end 2020, $13 trillion expected over the next five years*
- Within this market, private equity represents the largest share, with assets of +$3 trillion and a 10-year CAGR of 10%
- $42 trillion held in retail investment accounts representing a large pool of potential account holders**

Multiple industry tailwinds driving growth in digital capital markets

- Pandemic accelerating push to bring processes online
- Regulatory changes increasing digital funding opportunities
- Private equity outperformance drives growing investor demand for private investments

Robust business model of fee income (Netcapital Funding Portal) plus equity stakes (Netcapital Advisors).

Management team comprised of experienced institutional investors, angel investors and entrepreneurs.

* Morgan Stanley
**Boston Consulting Group

Market Opportunity

$7T	$3T	3x	$42T
Private capital markets reached $7.4 trillion in 2020.	Private equity assets of $3 trillion growing at a 10 year CAGR of 10%.	Private capital markets expanding at three times the rate of public markets.	In retail assets represents large pool of potential account holders.
Morgan Stanley	*Financial Times*	*McKinsey*	*BCG*

Select Equity Stakes

- **KINGSCROWD** – Online Private Capital Markets Ratings and Analytics
- **CHIPBRAIN** – Emotionally Intelligent AI
- **C-Reveal Therapeutics** – Cancer Immunotherapy
- **DEUCE 2 DRONE** – Drone Delivery
- **Zelgor Games** – Mobile Games

Case Study-MAGFAST

MAGFAST, a wireless charger company, launched an equity offering on netcapital.com in November of 2020.

- Goal raise: **$1.07 million**
- Sold out entire offering in one day
- Almost 1,000 investors successfully invested through the platform in a 24-hour period
- Raised approximately **$2 million** in 2 hours in November 2021 follow-on offering

Management Team



CECILIA LENK
CEO Netcapital Inc.
Ph.D., Harvard
Angel Investor, Launchpad Venture Group



COREEN KRAYSLER, CFA
CFO Netcapital Inc.
S.M., MIT Sloan
Former Morningstar 5-star Rated Portfolio Manager



JASON FRISHMAN
CEO Netcapital Funding Portal Inc.
B.S., Summa Cum Laude, University of Miami
Advisor, The Capital Network

Market Snapshot

Share Price	52-Wk. Range	Avg. Vol.	Shares O/S	Market Cap
$1.71 (10/11/22)	$1.65- $15.00	194K	4.3M	$7.3M

Netcapital Inc. | 1 Lincoln Street - Boston, MA 02111 | netcapitalinc.com
Investor Relations Contact: 800-460-0815 | ir@netcapital.com

Price and volume quotes from Yahoo! Finance